===============================================================================

                             CONTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                               HAROLD S. LICHTIN

                                      AND

                               WEEKS REALTY, L.P.

                         DATED AS OF DECEMBER 31, 1996

===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                          PAGE
                                                                                          ----

ARTICLE I  CONTRIBUTION................................................................... 1

         Section 1.01  Contribution of Assets............................................. 1
                       ----------------------
         Section 1.02  Excluded Assets.................................................... 1
                       ---------------
         Section 1.03  Assumed Obligations................................................ 1
                       -------------------
         Section 1.04  Excluded Liabilities............................................... 1
                       --------------------

 ARTICLE II  CONSIDERATION................................................................ 2

         Section 2.01  Form and Amount of Consideration................................... 2
                       --------------------------------
         Section 2.02  The Closing........................................................ 2
                       -----------

 ARTICLE III  REPRESENTATIONS AND WARRANTIES OF LICHTIN................................... 2

         Section 3.01  Power; Authority................................................... 2
                       ----------------
         Section 3.02  Due Authorization; Binding Agreement............................... 3
                       ------------------------------------
         Section 3.03  Governmental Consents.............................................. 3
                       ---------------------
         Section 3.04  Other Consents..................................................... 3
                       --------------
         Section 3.05  No Violation....................................................... 3
                       ------------
         Section 3.06  Compliance with Laws............................................... 3
                       --------------------
         Section 3.07  Absence of Undisclosed Liabilities and Contractual  Obligations.... 3
                       ---------------------------------------------------------------
         Section 3.08  Contracts in Force................................................. 4
                       ------------------
         Section 3.09  Litigation......................................................... 4
                       ----------
         Section 3.10  Financial Status................................................... 4
                       ----------------
         Section 3.11  Taxes.............................................................. 4
                       -----
         Section 3.12  Title to Assets.................................................... 4
                       ---------------

 ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF WEEKS...................................... 4

         Section 4.01  Organization; Authority............................................ 4
                       -----------------------
         Section 4.02  Due Authorization; Binding Agreement............................... 4
                       ------------------------------------
         Section 4.03. No Violation....................................................... 5
                       ------------
         Section 4.04  Litigation......................................................... 5
                       ----------

 ARTICLE V  COVENANTS AND AGREEMENTS...................................................... 5

         Section 5.01. Further Assurances................................................. 5
                       ------------------

                                      -i-


                                                                                          PAGE
                                                                                          ----
 ARTICLE VI  INDEMNIFICATION............................................................... 5

         Section 6.01. Survival; Reliance.................................................. 5
                       ------------------
         Section 6.02. Indemnification..................................................... 6
                       ---------------

 ARTICLE VII  MISCELLANEOUS................................................................ 6

         Section 7.01. Fees and Expenses; Transfer Taxes................................... 6
                       ---------------------------------
         Section 7.02. Notices............................................................. 6
                       -------
         Section 7.03. Entire Agreement.................................................... 7
                       ----------------
         Section 7.04. Waivers and Amendments.............................................. 7
                       ----------------------
         Section 7.05. Governing Law....................................................... 7
                       -------------
         Section 7.06. Binding Effect; Benefit............................................. 7
                       -----------------------
         Section 7.07. No Assignment....................................................... 7
                       -------------
         Section 7.08. Counterparts........................................................ 8
                       ------------
         Section 7.09. Headings............................................................ 8
                       --------

                                     -ii-

                             CONTRIBUTION AGREEMENT


     CONTRIBUTION AGREEMENT (the "Agreement") dated as of December 31, 1996 (the "Contribution Date"), by and between Harold S. Lichtin, an individual resident of the State of North Carolina ("Lichtin"), and Weeks Realty, L.P., a Georgia limited partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership ("Weeks").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  CONTRIBUTION

     Section 1.01.  Contribution of Assets.  Lichtin hereby contributes to the
                    ----------------------
capital of Weeks, effective as of the Contribution Date, and Weeks hereby accepts from Lichtin, effective as of the Contribution Date (the "Contribution"), the right, title and interest in and to certain personal property of Lichtin (the "Personal Property"); it being the intention of Lichtin to contribute and it being the intention of Weeks to accept and receive the Personal Property, free and clear of all liens other than those liens specified in Section 1.03 hereof. The Personal Property shall consist only of those items expressly identified on Schedule 1.01, attached hereto.
                        -------------

     Section 1.02.  Excluded Assets.  Notwithstanding anything to the contrary
                    ---------------
contained in Section 1.01 hereof, the parties to this Agreement expressly understand and agree that Lichtin is not, pursuant to this Agreement, conveying or contributing to Weeks any assets, rights or properties other than those identified in Section 1.01 hereof.

     Section 1.03.  Assumed Obligations .  Weeks hereby assumes, and agrees to
                    --------------------
pay, as soon as practicable following the Closing, those liabilities and obligations, and only those liabilities and obligations, expressly identified on
Schedule 1.03, attached hereto (the "Assumed Obligations").
-------------

     Section 1.04.  Excluded Liabilities. Except for the Assumed Obligations, no
                    --------------------
obligation or liability of Lichtin, whether or not relating to or arising out of the ownership of the Personal Property, of any nature whatsoever (whether expressed or implied, fixed or contingent, liquidated or unliquidated, known or unknown, accrued, due or to become due), is being assumed by Weeks, nor shall Weeks be liable to pay, perform or discharge any such obligation or liability, nor shall any of the property or assets being contributed to Weeks pursuant hereto be subject to any such obligation or liability. Lichtin shall pay, perform, and discharge all of the Excluded Liabilities consistent with present practice.


                                  ARTICLE II

                                 CONSIDERATION

     Section 2.01. Form and Amount of Consideration.  In consideration of
                   --------------------------------
Lichtin's transfer and delivery of the Personal Property, Weeks does hereby assume, and agree to pay, perform and discharge those liabilities and obligations identified on Schedule 1.03.
                          -------------

     Section 2.02. The Closing.
                   -----------

          (a) The Contribution will occur simultaneously with the execution and delivery hereof and shall commence at 9:00 a.m., EST, on the Contribution Date at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202-4006, or at such other place as may be agreed by Lichtin and Weeks (the "Closing").

          (b) At the Closing, Lichtin will execute and deliver to Weeks the following:

              (i) Assignments, bills of sale or other documents or instruments of transfer, in form and substance reasonably acceptable to Weeks, to transfer to Weeks all tangible and intangible property included in the Personal Property; and

              (ii) Such other instruments or documents, in form and substance reasonably acceptable to Weeks, as may be necessary to effect the Closing or evidence the Contribution.

          (c) At the Closing, Weeks has entered into the Transaction Documents (as defined in the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. dated as of the date hereof) and delivered such other instruments and documents, in form and substance reasonably acceptable to Lichtin, as may be necessary to effect the Closing or evidence the Contribution.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF LICHTIN

     Section 3.01. Power; Authority.  Lichtin has all the necessary power and
                   ----------------
authority to enter into and perform his obligations under this Agreement.

     Section 3.02. Due Authorization; Binding Agreement.  This Agreement has
                   ------------------------------------
been duly executed and delivered by Lichtin and constitutes a legal, valid and binding obligation of Lichtin, enforceable against Lichtin in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

     Section 3.03. Governmental Consents.  Except as has been obtained or is
                   ---------------------
being effected as part of the consummation of the transactions contemplated by this Agreement, no consent, waiver, approval or authorization of, or filing, registration (except for registration of titles to motor vehicles) or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by Lichtin in connection with the execution, delivery and performance of this Agreement.

     Section 3.04. Other Consents .  Except for waivers and consents that have
                   ---------------
been obtained prior to the date hereof, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which Lichtin is a party, or, by which Lichtin is bound, is required in connection with the execution, delivery or performance by Lichtin of this Agreement or the consummation of the transactions provided for herein; provided, however, no consent to the assumption of the Assumed Obligations has been secured from First Union National Bank and such Assumed Obligations will be paid as set forth in Section 1.03.

     Section 3.05. No Violation.  Except for waivers and consents that have been
                   ------------
obtained prior to the date hereof, none of the execution, delivery and performance of this Agreement by Lichtin does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Lichtin or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which Lichtin is a party or by which he is bound or to which any of his assets is subject, except in the case where appropriate waivers and consents have been obtained prior to the date hereof, or (ii) result in the creation of any lien or other encumbrance upon the Personal Property, except as may be contemplated by this Agreement.

     Section 3.06. Compliance with Laws.  Lichtin has complied with all laws
                   --------------------
applicable to the ownership, use and operation of the Personal Property and has obtained all licenses and permits required for the conduct thereof. To Lichtin's knowledge, such licenses and permits are in full force and effect, Lichtin has not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and Lichtin has not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the Personal Property, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity.

     Section 3.07. Absence of Undisclosed Liabilities and Contractual
                   --------------------------------------------------
Obligations. The consummation of the transactions effected hereby will not
-----------
subject Weeks or any of its assets, including, without limitation, those contributed pursuant hereto, to any liability or obligation whatsoever, except for the Assumed Obligations.

     Section 3.08. Contracts in Force.  Each of the agreements related to the
                   ------------------
Personal Property are valid and binding and in full force and effect, enforceable against the parties thereto in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equitable principles). To Lichtin's knowledge, no other party to any contract being transferred pursuant to this Agreement is in default under such contract in any material respect. The contracts, if any, being transferred pursuant to this Agreement constitute all of the agreements which are related to the Personal Property.

     Section 3.09. Litigation. There are no claims, actions, suits, proceedings
                   ----------
or investigations pending, or, to Lichtin's knowledge, threatened, before any court, governmental unit, agency, arbitrator, or other forum or tribunal with respect to the Personal Property.

     Section 3.10. Financial Status .  Lichtin is solvent, has not made a
                   -----------------
general assignment for the benefit of his creditors, and has not admitted in writing his inability to pay his debts as they become due, nor has Lichtin filed, nor does he contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Lichtin, nor is any such proceeding to Lichtin's knowledge threatened or contemplated.

     Section 3.11. Taxes.  Lichtin has filed in a timely manner all tax returns
                   -----
required to be filed by him or on his behalf. All such tax returns are true, correct and complete in all material respects, and taxes due with respect to such tax returns have been timely paid in full.

     Section 3.12. Title to Assets.   Lichtin is the sole owner of and holds
                   ---------------
good, valid and marketable title to all of the assets being transferred to Weeks pursuant to this Agreement, free and clear of any and all claims, liens, pledges, security interests, and other encumbrances of any kind except as otherwise described on Schedule 1.03, attached hereto.
                       -------------


                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WEEKS

     Section 4.01. Organization; Authority.  Weeks is a limited partnership duly
                   -----------------------
formed, validly existing and in good standing under the laws of the State of Georgia and has all the necessary power and authority to enter into and perform its obligations under this Agreement.

     Section 4.02. Due Authorization; Binding Agreement.  The execution,
                   ------------------------------------
delivery and performance of this Agreement by Weeks has been duly and validly authorized by all necessary action of Weeks. This Agreement has been duly executed and delivered by Weeks and constitutes a legal, valid and binding obligation of Weeks, enforceable against Weeks in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

     Section 4.03. No Violation.  None of the execution, delivery and
                   ------------
performance of this Agreement by Weeks does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., as amended, of Weeks, or
(B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Weeks or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which Weeks is a party or by which it is bound or to which any of its assets is subject, except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on Weeks, or (ii) result in the creation of any lien or other encumbrance upon the assets of Weeks, except as may be contemplated by this Agreement, and except as would not have a material adverse effect on Weeks or its assets.

     Section 4.04. Litigation.  Except as disclosed on Schedule 4.04, attached
                   ----------                          -------------
hereto, there are no claims, actions, suits, proceedings or investigations pending, or, to Weeks' knowledge, threatened, before any court, governmental unit, agency, arbitrator, or other forum or tribunal with respect to the assets of Weeks which, if adversely determined, would have a material adverse effect on the assets of Weeks.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     Section 5.01. Further Assurances.  In addition to the actions, contracts
                   ------------------
and other agreements and documents and other papers specifically required to be taken or delivered pursuant to this Agreement, each of the parties hereto shall execute such contracts and other agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contribution.


                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.01. Survival; Reliance.  The representations, warranties,
                   ------------------
covenants and agreements made by each of the parties hereto shall survive until the third anniversary of the Contribution Date, and each party hereto has the right to fully rely on the representations, warranties, covenants and agreements made by the other party.

     Section 6.02. Indemnification. In the event Weeks breaches any
                   ---------------
representation, warranty, covenant or agreement contained herein, Weeks agrees to indemnify and hold harmless Lichtin from all liabilities, demands, claims, actions, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by Lichtin as a result of such breach. The liability of Lichtin for a breach of any representation, warranty, covenant or agreement contained herein shall be governed by Paragraphs 9, 10, 11 and 12 of the Second Amendment.


                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.01. Fees and Expenses; Transfer Taxes.  Fees and expenses
                   ---------------------------------
incident to the negotiation, preparation and execution of this Agreement and the performance of the Contribution (including attorneys', accountants', financial advisors' and other advisors' fees and disbursements) shall be borne by the party incurring the expense.

     Section 7.02. Notices.  Any notice or other communication required or
                   -------
that may be given hereunder shall be in writing and shall be delivered personally, or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally, or if mailed, three days after the date of mailing, as follows:

     (i)  If to Weeks:

          Weeks Realty, L.P.
          4497 Park Drive
          Norcross, Georgia 30093
          Attention:  Thomas D. Senkbeil
                      Vice Chairman and Chief Investment Officer

          with a copy to:

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia 30303
          Attention: William B. Fryer, Esq.

     (ii) If to Lichtin:

          1800 Perimeter Park Drive
          Suite 200
          Morrisville, North Carolina 27560
          Attention:  Mr. Harold S. Lichtin

          with a copy to:

          Kennedy Covington Lobdell & Hickman, L.L.P.
          Two Hanover Square
          434 Fayetteville Street Mall
          Suite 1900
          Raleigh, North Carolina  27602-1070
          Attention:  Alan Peterson, Esq.

     Section 7.03. Entire Agreement.  This Agreement and the Transaction
                   ----------------
Documents (as defined in the Second Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. dated as of the date hereof) constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior contracts, agreements undertakings and understandings, express or implied, written or oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     Section 7.04. Waivers and Amendments.  This Agreement may be amended,
                   ----------------------
modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto.

     Section 7.05. Governing Law.  This Agreement shall be governed by, and
                   -------------
construed and enforce in accordance with and subject to, the laws of the State of North Carolina, without regard to principles of conflicts of law.

     Section 7.06. Binding Effect; Benefit.  This Agreement shall inure to the
                   -----------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 7.07. No Assignment.  This Agreement is not assignable (by
                   -------------
of law or otherwise) without the prior written consent of the other party.

     Section 7.08. Counterparts .  This Agreement may be executed in two or more
                   -------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and same instrument.

     Section 7.09. Headings.  The headings in this Agreement are for reference
                   --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                HAROLD S. LICHTIN


                                ___________________________



                                WEEKS REALTY, L.P., a Georgia limited
                                partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership


                                By:  Weeks GP Holdings, Inc.
                                     a Georgia corporation, its
                                     Sole General Partner


                                      By: ______________________
                                          Name:
                                          Title:

                                 SCHEDULE 4.04
                                 -------------

         On December 12, 1996, Gwinco-Gary Joint Venture, a Georgia partnership, filed a complaint in the Superior Court of Gwinnett County. The complaint names Weeks Horizon Corporation and the Company as defendants. The action stems from the development of property in Gwinnett County, Georgia, known as the Horizon Industrial Park. Gwinco-Gary alleges breaches of fiduciary duty for an alleged failure to consummate sales with ready, willing and able buyers, and seeks $17.2 million in damages, an unknown amount of profits to be disgorged, and $10 million in punitive damages. The Company intends vigorously to contest the claims asserted in the complaint.



                                     -12-